Exhibit 4.1

CONSENT TO PAYMENT OF ADVISORY FEE

This CONSENT TO PAYMENT OF ADVISORY FEE (this “Consent”) is dated as of December 20, 2004 and is by and among EARLE M. JORGENSEN HOLDING COMPANY, INC., a Delaware corporation (“Holding”), EARLE M. JORGENSEN COMPANY, a Delaware corporation (“Borrower”) the financial institutions party to the Credit Agreement (each a “Lender” and, collectively, “Lenders”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), as Agent for the Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, Holding, Borrower, Lenders, Agent and Deutsche Bank Securities, Inc., as Lead Arranger and Sole Book Runner, have entered into that certain Second Amended and Restated Credit Agreement dated as of March 3, 1993, amended and restated as of March 24, 1998 and further amended and restated as of April 12, 2002, as amended (as amended, supplemented or otherwise modified to date, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement); and

WHEREAS, Holding, Borrower, Lenders and Agent have entered into that Amended and Restated Second Amendment to Second Amended and Restated Credit Agreement and Consents dated as of December 14, 2004 (the “Second Amendment”); and

WHEREAS, Borrower has requested that Agent and the Lenders consent to the payment prior to the Merger Effective Date of the fee to Kelso & Co. approved as a Permitted Transaction pursuant to the Second Amendment; and

WHEREAS, Agent and the Lenders are, on the terms and conditions set forth herein, willing to grant such consent.

NOW THEREOF, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon execution and delivery hereof by Holding, Borrower, Agent and Required Lenders, the parties to the Credit Agreement hereby agree as follows:

AGREEMENT

Section 1. CONSENT

Effective upon the Consent Effective Date (as defined in Section 2), Agent and Lenders hereby consent to the payment of the fee provided in clause (viii) of the definition of Permitted Transactions on or before December 31, 2004; provided that (i) concurrently with such payment the obligations of the Company to pay future fees to Kelso & Co. are terminated and (ii) the amount of such payment shall be deducted in calculating EBITDA.

Section 2. CONDITIONS TO EFFECTIVENESS

This Consent shall become effective upon the date (the “Consent Effective Date”) on which a counterpart of this Consent has been executed and delivered to the Agent by Holding, Borrower, the Required Lenders and Agent (by hand delivery, mail or telecopy).

Section 3. MISCELLANEOUS PROVISIONS

3.01 Effect on and Ratification of the Credit Agreement and Credit Documents.

A. The execution, delivery and effectiveness of this Consent shall not, except as expressly provided herein, operate as a modification or waiver of any provision of the Credit Agreement or of any right, power or remedy of Agent or any Lender under the Credit Agreement.

B. As specifically modified hereby, the Credit Agreement and other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

3.02 Headings. Section headings in this Consent are included herein for convenience of reference only and shall not constitute a part of this Consent for any other purpose or be given any substantive effect.

3.03 Counterparts. The Consent may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart hereof by telecopy shall be effective as delivery of an executed original hereof.

3.04 Applicable Law. THIS CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICT OF LAWS.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Consent to Payment of Advisory Fee has been duly executed on behalf of each of the undersigned as of the date first written above.

EARLE M. JORGENSEN HOLDING COMPANY, INC.

By:	/s/ William S. Johnson
	Name:	William S. Johnson
	Title:	Vice President and Chief Financial Officer

EARLE M. JORGENSEN COMPANY

By:	/s/ William S. Johnson
	Name:	William S. Johnson
	Title:	Vice President and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent

By:	/s/ Albert Fischetti
	Name:	Albert Fischetti
	Title:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Albert Fischetti
	Name:	Albert Fischetti
	Title:	Director

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By:	/s/ Howard Trebach
	Name:	Howard Trebach
	Title:	Vice President

CONGRESS FINANCIAL CORPORATION, as a Lender

By:	/s/ Herbert C. Korn
	Name:	Herbert C. Korn
	Title:	VP

FLEET CAPITAL CORPORATION, as a Lender

By:	/s/ John Tolle
	Name:	John Tolle
	Title:	Vice President

WELLS FARGO FOOTHILL, INC., as a Lender

By:	/s/ Dennis King
	Name:	Dennis King
	Title:	Vice President

GMAC COMMERCIAL FINANCE LLC Successor by merger to CMAC Commercial Credit LLC, as a Lender

By:	/s/ Daniel J. Murray
	Name:	Daniel J. Murray
	Title:	First Vice President

MANUFACTURERS BANK, as a Lender

By:	/s/ Tom Larson
	Name:	Tom Larson
	Title:	Vice President

THE PROVIDENT BANK, as a Lender

By:	/s/ Thomas J. Evans
	Name:	Thomas J. Evans
	Title:	Credit Officer